Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-262626) pertaining to the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan of our report dated June 29, 2022, with respect to the financial statements and schedule of the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

June 29, 2022